Exhibit 16.1

May 10, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Hosting Site Network, Inc.
File No. 33-73004

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K of Hosting Site Network, Inc. and are in agreement with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements made therein.

Very truly yours,

/s/ Most & Company, LLP
Most & Company, LLP
Independent Registered Public Accounting Firm